Calculation of Filing Fee Tables
S-8
RED ROBIN GOURMET BURGERS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	237,465	$ 3.725	$ 884,557.13	0.0001381	$ 122.16
Total Offering Amounts:						$ 884,557.13		$ 122.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 122.16
Offering Note
[1]	Represents 79,155 shares of common stock, par value $0.001 per share (the "common stock") of Red Robin Gourmet Burgers, Inc. (the "Company") that are reserved for issuance upon the vesting or settlement of restricted stock units and performance stock units granted to Mark Graff, the Company's Chief Financial Officer, as inducements material to Mr. Graff's appointment as described in the accompanying registration statement on Form S-8 (collectively, the "Inducement Grants"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 also includes additional shares of common stock in respect of the securities identified in the above table that may become issuable pursuant to the Inducement Grants by reason of any stock dividend, stock split, recapitalization or similar adjustments. Estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee. The maximum price per share of common stock and the maximum aggregate offering price are based on the average of the $3.89 (high) and $3.56 (low) sale price of the common stock as reported on The Nasdaq Stock Market LLC on May 13, 2026, which date is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources